Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

90 Christiana Road
New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)
John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
(Name, address and telephone number of agent for service)
El Paso Corporation
(Exact name of obligor as specified in its charter)

Delaware	76-0568816
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

E Paso Building
1001 Louisiana Street
Houston, Texas
(713) 420 2600	77002
(Address of principal executive offices)	(Zip Code)

7½% Senior Notes due 2006
6.50% Senior Notes due 2008
7.625% Senior Notes due 2008
6.375% Senior Notes due 2009
7.75% Senior Notes due 2010
10¾% Senior Notes due 2010
9⅝% Senior Notes due 2012
6.70% Senior Notes due 2027
6.95% Senior Notes due 2028
7.750% Medium Term Notes
7.42% Senior Notes due 2037
(Titles of Indenture Securities)

General
Item 1. General Information.
               Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory authority to which it is subject.
               Comptroller of the Currency, New York, NY.
               Federal Deposit Insurance Corporation, Washington, D.C.
               Board of Governors of the Federal Reserve System, Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
               If the obligor is an affiliate of the trustee, describe each such affiliation.
None
Item 3-15. Not Applicable

Item 16. List of Exhibits
Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2005), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12 day of May, 2006.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Herawattee Alli
Herawattee Alli
Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page i,
	Table of Contents, for	1
	the required disclosure
	of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2005	(20040630)
(RCRI 9999)
This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.
I,    Joseph R. Simpson, Controller
      Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

11/8/05

Date of Signature
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0

                                                                           (RCRI 9030)

http://WWW.BANKING.US.HSBC.COM
     Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
     (Example: www.examplebank.com)

HSBC Bank USA, NATIONAL ASSOCIATION

Legal Title of Bank (TEXT 9010)

Wilmington

City (TEXT 9130)

DE	19801

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION
Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City

in the state of New York, at the close of business September 30, 2005
ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$4,512,709
b. Interest-bearing balances		2,050,885
Held-to-maturity securities		3,129,544
Available-for-sale securities		15,701,583
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		750,000
b. Securities purchased under agreements to resell		3,560,802
Loans and lease financing receivables:
Loans and leases held for sale		3,541,603
Loans and leases net of unearned income	$85,548,630
LESS: Allowance for loan and lease losses	850,621
Loans and lease, net of unearned income, allowance, and reserve		$84,698,009
Trading assets		19,363,420
Premises and fixed assets		528,437
Other real estate owned		28,771
Investments in unconsolidated subsidiaries		319,363
Customers’ liability to this bank on acceptances outstanding		65,719
Intangible assets: Goodwill		2,089,872
Intangible assets: Other intangible assets		392,736
Other assets		5,215,654
Total assets		141,949,107

LIABILITIES

Deposits:
In domestic offices		64,642,409
Non-interest-bearing	8,486,997
Interest-bearing	56,155,412
In foreign offices		25,620,489

		Thousands of dollars
Non-interest-bearing	340,497
Interest-bearing	24,919,992

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		80,151
b. Securities sold under agreements to repurchase		1,231,481

Trading Liabilities		11,317,819
Other borrowed money		22,683,571
Bank’s liability on acceptances		65,719
Subordinated notes and debentures		4,268,046
Other liabilities		4,023,708
Total liabilities		133,573,393
Minority Interests in consolidated Subsidiaries		433

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		9,716,850
Retained earnings		2,643,368
Accumulated other comprehensive income		13,063
Other equity capital components		0
Total equity capital		12,375,281
Total liabilities, minority interests and equity capital		145,949,107